         As filed with the Securities and Exchange Commission on July 21, 1997

                                                    Registration No. 333-_____
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                  ---------------------------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                  ---------------------------------------------

                                AZCO MINING INC.
               (Exact name of issuer as specified in its charter)

            Delaware                                           84-1094315
  (State or other jurisdiction                              (I.R.S. Employer
of incorporation or organization)                        Identification Number)

          999 West Hastings, Suite 1250, Vancouver, British Columbia,
                        Canada V.C. 2W2   (604) 682-7286
  (Address and telephone number, of Registrant's principal executive offices)

                                AZCO MINING INC.
                                STOCK OPTION PLAN
                            (Full title of the plan)


                                Anthony R. Harvey
                                Azco Mining Inc.
                      999 West Hastings, Street, Suite 1250
                        British Columbia, Canada V.C. 2W2
                                 (604) 682-7286
            (Name, address and telephone number of agent for service)

                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------
                                       Proposed Maximum     Proposed Maximum
Title of Securities    Amount To Be        Offering            Aggregate            Amount of
 To Be Registered       Registered     Price Per Share*      Offering Price      Registration Fee
--------------------------------------------------------------------------------------------------
Common Shares           1,275,646          $1.31               $1,671,096               $539
  $.002 par value
--------------------------------------------------------------------------------------------------

* Based on the closing sale price of shares of the Common Stock on the American Stock Exchange on July 18, 1997.

================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


      Azco Mining Inc. (the "Company") hereby incorporates by reference the contents of its Registration Statements on Form S-8 (File Nos. 33-56468 and 33-61434).

Opinions and Consents

1. Opinion of Parcel, Mauro, Hultin & Spaanstra, P.C. as to the legality of the Company's common stock being registered.

2.    Consent of Coopers & Lybrand.

3. Consent of Parcel, Mauro, Hultin & Spaanstra, P.C. (included in Item 1 forth above).

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, Azco Mining Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement, as amended, to be signed on its behalf by the undersigned, thereunto duly authorized, in Vancouver, British Columbia on July 18, 1997.

                              AZCO MINING INC.


                                 By:  /s/ Alan P. Lindsay
                                      ------------------------------------------
                                      Alan P. Lindsay
                                      President and Chief Executive Officer


                                 By:  /s/ Ryan Modesto
                                      ------------------------------------------
                                      Ryan Modesto, Principal Accounting Officer


      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Date: July 21, 1997              By:  /s/ Anthony R. Harvey
                                      ------------------------------------------
                                      Anthony R. Harvey, Director


Date: July 21, 1997              By:  /s/ Alan P. Lindsay
                                      ------------------------------------------
                                      Alan P. Lindsay, Director


Date: July 21, 1997              By:  /s/ Ian M. Gray
                                      ------------------------------------------
                                      Ian M. Gray, Director


Date: July 21, 1997              By:  /s/ Andrew F de P Malim
                                      ------------------------------------------
                                      Andrew F de P Malim, Director


Date: July 21, 1997              By:  /s/ Paul A. Hodges
                                      ------------------------------------------
                                      Paul A. Hodges, Director


                                        3